                                                                EXHIBIT 10.11(b)


                                                                  EXECUTION COPY
                                                                  --------------


                            STOCK OPTION AGREEMENT

                                PURSUANT TO THE

                       HARBORSIDE HEALTHCARE CORPORATION

                             STOCK INCENTIVE PLAN

     THIS STOCK OPTION AGREEMENT (this "Agreement") is made as of August 11, 1998 (the "Effective Date"), between Harborside Healthcare Corporation, a Delaware corporation (the "Company"), and Steven Raso (the "Optionee").

                                R E C I T A L S
                                - - - - - - - -

     A. The Company has adopted the Harborside Healthcare Corporation Stock Incentive Plan (the "Plan"), a copy of which has been delivered to Optionee.

     B. The Company desires to grant the Optionee the opportunity to acquire a proprietary interest in the Company to encourage the Optionee's contribution to the success and progress of the Company.

     C. In accordance with the Plan, the Committee (as defined in the Plan) has as of the Effective Date granted to the Optionee a non-qualified option to purchase shares of Class C Stock, $0.01 par value, of the Company (the "Class C Stock") subject to the terms and conditions of the Plan and this Agreement.


                                  AGREEMENTS
                                  ----------

     1.   Definitions.  Capitalized terms used herein shall have the following
          -----------
meanings:

          "Act" is defined in Section 10(a).

          "Agreement" means this Stock Option Agreement.

          "Annual Valuation" is defined in Section 9(e).

          "Approved Sale" means a transaction or a series of related transactions which results in a bona fide, unaffiliated change of economic
                                ---- ----
beneficial ownership of the Company or its business of greater than 50% (disregarding for this purpose any disparate voting rights attributable to the outstanding stock of the Company), whether pursuant to the sale of the stock of the Company, the sale of the assets of the Company, or a merger or consolidation (other than a sale of stock by an Initial Stockholder to (i) another Initial Stockholder or affiliate thereof, or (ii) a non-U.S. entity with respect to which an Initial Stockholder or affiliate thereof has an administrative relationship).

          "Certificate of Incorporation" means the Restated Certificate of Incorporation of the Company setting forth the rights, preferences and privileges of and restrictions on the Class C Stock.

          "HBRS" is defined in Section 9(b).

          "Cause," when used in connection with the termination of employment of the Optionee, has the meaning set forth in the employment agreement between the Company and the Optionee, or if there is no such employment agreement, means (a) conviction of the Optionee for a felony, or the entry by the Optionee of a plea of guilty or nolo contendere to a felony, (b) the commission of an act of fraud
             ---- ----------
involving dishonesty for personal gain which is injurious to the Company, (c) the willful and continued refusal by the Optionee to substantially perform his duties with the Company (other than any such refusal resulting from his incapacity due to mental illness or physical illness or injury), after a demand for substantial performance is delivered to the Optionee by the Company's Board of Directors, where such demand identifies the manner in which the Company's Board of Directors believes that the Optionee has refused to substantially perform his duties and the passage of a reasonable period of time as specified by the Board for the Optionee to comply with such demand or (d) the willful engaging by the Optionee in gross misconduct injurious to the Company or its Subsidiaries.

          "Class C Stock" is defined in recital C.

          "Closing Date" means the date on which occurs the closing of the recapitalization of the Company pursuant to the Recapitalization Agreement dated as of April 15, 1998 by and between the Company and the Investors, as such term is defined herein.

          "Company" is defined in the preamble.

          "Disability" has the meaning set forth in the employment agreement between the Company and the Optionee, or if there is no such employment agreement, means the failure by the Optionee to render full-time employment services to the Company for an aggregate of ninety (90) business days in any continuous period of six (6) months on account of physical or mental disability.

          "EBITDAR" is defined in Section 3(a).

          "Effective Date" is defined in the preamble.

          "Endorsed Certificate" is defined in Section 9(a).

          "Exercise Price" is defined in Section 2.

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

          "Fair Market Value" means the value of a Share, as of the Termination Date, calculated pursuant to Section 9(e).

          "Fiscal Year" means the fiscal year of the Company.

          "Good Reason" means, unless the Optionee shall have consented in writing thereto, any of the following:

               (a) except as specifically provided in the Optionee's employment agreement, if any, the assignment to the Optionee of duties, or the assignment of the Optionee to a position, constituting a material diminution in the Optionee's role, responsibilities or authority compared with his role, responsibilities or authority on the Effective Date;

               (b) a reduction by the Company in the Executive's base salary as in effect on the Effective Date as the same may be increased from time to time or a reduction of the potential annual bonus expressed as a percent of base salary (subject to attainment of goods, Board discretion and other conditions of the applicable bonus program) from the levels in effect on the Effective Date as the same may be increased from time to time;

               (c) a demand by the Company to the Optionee to relocate to any place that exceeds a fifty (50) mile radius beyond the location at which the Optionee performed his duties on the Effective Date; or

               (d) any material breach of this Agreement or any breach of the employment agreement between the Optionee and the Company, if any, on the part of the Company.

          "Initial Public Offering" means the sale of any of the common stock of the Company pursuant to a registration statement that has been declared effective under the Act, if as a result of such sale (i) the issuer becomes a reporting company under Section 12(b) or 12(g) of the Securities Exchange Act of 1934, as amended, and (ii) such stock is traded on the New York Stock Exchange or the American Stock Exchange, or is quoted on the NASDAQ National Market System or is traded or quoted on any other national stock exchange or national securities system.

          "Initial Stockholders" means the shareholders of the Company who became shareholders as of the Closing Date (other than any such shareholders who are also employees of the Company or were shareholders of the Company prior to the Closing Date) and any transferees of such shareholders prior to an Initial Public Offering or an Approved Sale.

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

          "Investors" means those entities set forth on Schedule 1 of the Recapitalization Agreement.

          "Option" is defined in Section 2.

          "Optionee" is defined in the preamble.

          "Option Shares" is defined in Section 2.

          "Plan" is defined in recital A.

          "Put Date" is defined in Section 9(b).

          "Recapitalization Date" means August 11, 1998.

          "Repurchase" is defined in Section 9(a).

          "Remaining Capital Stock" means the Company's capital stock outstanding immediately prior to the Approved Sale other than the Company's capital stock disposed of by stockholders of the Company as a result of such Approved Sale in exchange for money or other property.

          "Retirement" has the meaning set forth in the employment agreement between the Company and the Optionee, or if there is no such employment agreement, means the Optionee's retirement from employment with the Company in accordance with the Company's normal retirement policy generally applicable to its salaried employees.

          "Subsidiary" means any joint venture, corporation, partnership or other entity as to which the Company, whether directly or indirectly, has more than 50% of the (i) voting rights or (ii) rights to capital or profits.

          "Termination Date" means the date on which the Optionee ceases to be employed by the Company for any reason.

     2.   Grant of Option.  The Company grants to the Optionee the right and
          ---------------
option (the "Option") to purchase, on the terms and conditions hereinafter set forth, all or any part of the number of shares of Class C Stock set forth below the Optionee's signature below (the "Option Shares"), at the purchase price of $25.00 per Share (the "Exercise Price"), on the terms and conditions set forth herein.

     3.   Exercisability.
          --------------

          (a) The Option shall become exercisable to the extent of the portion (the "Annual Portion") of the number of Option Shares as of the end of each fiscal year set forth on Exhibit A of this Agreement if the Company's Earnings before Interest, Taxes, Depreciation, Amortization and Rent ("EBITDAR"), as defined on Exhibit A, equals or exceeds the Target annual EBITDAR amount set forth in column (B) of Exhibit A with respect to such fiscal year. If for any fiscal year set forth on Exhibit A the Company's cumulative annual EBITDAR amount for that and the preceding fiscal years equals or exceeds the Cumulative Target EBITDAR amount set forth in column
(C) of Exhibit A with respect to such fiscal year, the Option shall become exercisable to the extent that it would have become exercisable had the Company achieved its Target annual EBITDAR amounts for that and each of the preceding fiscal years.

          (b) Notwithstanding Sections 3(a), (i) upon the occurrence of an Initial Public Offering, the schedule set forth in Section 3(a) shall not apply and the Optionee shall have the right to exercise one-third (1/3) of all unexercisable Options on the first anniversary of the Initial Public Offering, provided that the Optionee remains continuously employed by the Company through such anniversary; (B) to exercise an additional one third (1/3) of all unexercisable Options (as of the first anniversary) on the second anniversary of the Initial Public Offering, provided that the Optionee remains continuously employed by the Company through such anniversary; and (C) to exercise the remaining one-third (1/3) of all unexercisable Options on the third anniversary of the Initial Public Offering, provided that the Optionee remains continuously employed by the Company through such anniversary; provided, however, that, if
                                                  --------  -------
the Initial Public Offering occurs during or after the third year after the Recapitalization Date, to the extent unexercisable Options are attributable to Annual Portions for any year including, or after, the year in which the Initial Public Offering occurs, the Annual Portion attributable to the year in which such Initial Public Offering occurs shall become exercisable at the end of such year, and any remaining Annual Portion for subsequent years shall become exercisable on December 31 of the year in which they otherwise would have become exercisable pursuant to Section 3(a) hereof, in all cases provided that the Optionee remains continuously employed by the Company through the date on which vesting otherwise occurs; provided, further, however, that notwithstanding the
                          --------  -------  -------
preceding, if upon any secondary public offering of shares following an Initial Public Offering the value of the shares held by the Initial Stockholders (calculated using such secondary offering price) results in such Initial Stockholders realizing a twenty-five percent (25%) annual internal rate of return (calculated on a fully diluted basis, and taking into account the timing and amount of distributions received by them and the proceeds from the disposition of shares by them in the public market), all outstanding Options shall immediately become exercisable; (ii) upon the occurrence of an Approved Sale, the schedule set forth in Section 3(a) shall not apply and the Optionee shall have the right to exercise (x) up to fifty percent (50%) of all unexercisable Options, provided, and to the extent, that the Initial Stockholders receive a twenty percent (20%) annual internal rate of return (calculated on a fully diluted basis) from the Closing Date until the date of closing of the Approved Sale (taking into account the Approved Sale), (y) up to seventy-five percent (75%) of all unexercisable Options, provided, and to the extent, that the Initial Stockholders receive a twenty-five percent (25%) annual internal rate of return (calculated on a fully diluted basis) from the Closing Date until the date of closing of the Approved Sale (taking into account the Approved Sale) and (z) up to one-hundred percent (100%) of all unexercisable Options if the

Initial Stockholders receive a thirty percent (30%) annual internal rate of return (calculated on a fully diluted basis) from the Closing Date until the date of closing of the Approved Sale (taking into account the Approved Sale), and (iii) without regard to whether an Initial Public Offering or an Approved Sale has occurred, upon the seventh (7th) anniversary of the Effective Date, provided the Optionee remains continuously employed by the Company through such anniversary, any unexercisable Option shall immediately become fully exercisable.

     4.   Expiration.
          ----------

          (a) Subject to Sections 4(b) and 6(a), any nonexercised Option shall expire upon the thirtieth (30th) day following the seventh (7th) anniversary of the Effective Date (the "Expiration Date"), provided, however, that if it would result in the expiration of the Option prior to the Expiration Date, if (i) at any time prior to an Approved Sale the Optionee resigns without Good Reason, the exercisable portion of any option shall expire thirty (30) days following the Termination Date, or (ii) the Optionee is terminated for Cause from employment by the Company, the exercisable portion of any Option shall expire on the Termination Date, or (iii) the Optionee resigns with Good Reason or is terminated without Cause from employment with the Company, the exercisable portion of any Option shall expire one-hundred eighty (180) days following the Termination Date, or (iv) dies or is terminated due to disability, the exercisable portion of any Option shall expire one-year following the Termination Date, or (v) in the event the Optionee is terminated other than for Cause from employment by the Company and the Company exercises the repurchase right pursuant to Section 9 hereof, or in the event the Optionee or his or her representative exercises the put right pursuant to Section 9 hereof, the exercisable portion of any Option shall expire on the business day immediately preceding the Repurchase Date, the Put Date, or the date on which the Company acquires any Option Shares pursuant to Section 9(c) hereof, as the case may be.

          (b) The unexercisable portion of the Option shall expire on the earlier to occur of (i) the Termination Date, unless the employment of the Optionee is terminated without Cause, or by the Optionee for Good Reason, in which case the unexercised portion of the Option other than the Annual Portion of the Option attributable to the year in which the Termination Date occurred shall expire on the Termination Date, and the Annual Portion for such year shall terminate on the thirtieth (30th) day following the date on which the Optionee received notice of the EBITDAR for the Fiscal Year during which the Termination Date occurred, and a portion of such Annual Portion shall become exercisable as if the Optionee's employment had not been terminated, such portion to be determined by multiplying the Options in such Annual Portion by a fraction, the numerator of which in the number of calendar days elapsed to the Termination Date and the denominator of which is 365, or (ii) except to the extent provided in Section 3(b)(ii), an Approved Sale.

     5.   Nontransferability.  Subject to Section 9 hereof, the Option shall not
          ------------------
be transferable by the Optionee except to (a) his or her spouse, child, estate, personal

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

representative, heir or successor (b) a trust for the benefit of the Optionee or his or her spouse, child or heir, or (c) a partnership, the partners of which consist solely of the Optionee and/or his or her spouse, child, heir, and/or successor (each, a "permitted transferee") and the Option is exercisable, during the Optionee's lifetime, only by him or her or his or her spouse or child, or, in the event of the Optionee's Disability, his or her guardian or legal representative. More particularly (but without limiting the generality of the foregoing), the Option may not be assigned, transferred (except as aforesaid), pledged or hypothecated in any way (whether by operation of law or otherwise), and shall not be subject to execution, attachment or similar process. Any assignment, transfer, pledge, hypothecation or other disposition of the Option contrary to the provisions hereof, and the levy of any attachment or similar process upon the Option that would otherwise effect a change in the ownership of the Option, shall terminate the Option; provided, however, that in the case of the involuntary levy or any attachment or similar involuntary process upon the Option, the Optionee shall have thirty (30) days after notice thereof to cure such levy or process before the Option terminates. This Agreement shall be binding on and enforceable against any person who is a permitted transferee of the Option pursuant to the first sentence of this Section.

     6.   Effect of Approved Sale; Adjustments.
          ------------------------------------

          (a) Subject to Section 6(b), in the event of an Approved Sale, the unexercised portion of the Option shall terminate upon such Approved Sale, provided that, if the agreement or plan of merger effecting such Approved Sale provides that the Optionee shall receive upon such Approved Sale, with respect to the entire exercisable but unexercised portion of the Option, the same consideration that the holders of the Class C Stock shall be entitled to receive upon such Approved Sale (less the Exercise Price attributable to such exercisable but unexercised portion), the Optionee shall be given at least thirty (30) days' prior notice of the proposed Approved Sale and shall be entitled to exercise such exercisable but unexercised portion of the Option at any time during such thirty (30) day period up to and until the close of business on the day immediately preceding the date of consummation of such Approved Sale and, upon exercise of the Option, the Option Shares shall be treated in the same manner as the shares of any other holder of Class C Stock.

          (b) Notwithstanding Section 6(a), if the shares of the Class C Stock, or to the extent it affects the economic rights of the holders of the Class C Stock, shares of Class A stock, Class B stock or Class D stock of the Company, are changed into or exchanged for a different number or kind of shares or securities, as the result of any one or more reorganizations, recapitalizations, mergers, acquisitions, stock splits, reverse stock splits, stock dividends or similar events, an appropriate adjustment shall be made in the number and kind of shares or other securities subject to the Option, and the price for each share or other unit of any securities subject to this Agreement, in accordance with Section 13 of the Plan. No fractional interests shall be issued on account of any such adjustment unless the Committee specifically determines to the contrary; provided, however, that in lieu of fractional interests, the Optionee, upon the exercise of the Option in whole or part, shall receive cash in an amount equal to the amount by which the fair market value of such fractional interests exceeds the Exercise Price attributable to such fractional interests.

     7.   Exercise of the Option.  Prior to the expiration thereof, the Optionee
          ----------------------
may exercise the exercisable portion of the Option from time to time in whole or in part. Upon electing to exercise the Option, the Optionee shall deliver to the Secretary of the Company a written and signed notice of such election setting forth the number of Option Shares the Optionee has elected to purchase, together with cash or a cashier's or certified bank check to the order of the Company for the full Exercise Price of such Option Shares and any amount required pursuant to Section 16 hereof. Alternatively, if the Company is not at the time prohibited from purchasing or acquiring shares of its capital stock, the Exercise Price may be paid in whole or in part by delivery of shares of the Class C Stock owned by the Optionee or by the Optionee directing the Company to withhold shares otherwise issuable upon exercise. The value of any such shares delivered or withheld as payment of the Exercise Price shall be such shares' fair market value as determined by the Committee. The Committee further may, in its discretion, permit payment of the Exercise Price in such form or in such manner as may be permissible under the Plan and under any applicable law.

     8.   Restrictions on Transfers of Shares Issuable Upon Exercise. Subject to
          ----------------------------------------------------------
Section 9 hereof, prior to the earlier of (A) 180 days following an Initial Public Offering or (B) an Approved Sale, the Option Shares shall not be transferable or transferred, assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) except that the Optionee may transfer the Option Shares (i) to a permitted transferee, as defined in Section 5 of this Agreement, or (ii) as permitted by the Certificate of Incorporation. This Agreement shall be binding on and enforceable against any person who is a permitted transferee of the Option Shares except a person who acquires the Option Shares pursuant to (y) Section 4 of Article IV of the Certificate of Incorporation or (z) as part of the Initial Public Offering. The stock certificates issued to evidence Option Shares upon exercise of the Option hereunder shall bear a legend referring to this Agreement and the restrictions contained herein.

     9.   Repurchase of Option Shares.
          ---------------------------

          (a) In the event that the Optionee ceases to be employed by the Company for any reason prior to an Initial Public Offering or an Approved Sale, the Company, during the sixty (60) days following the Termination Date (the "Repurchase Period"), shall have a one-time right to purchase all, but not less than all, of the Option Shares. The purchase price for each Option Share shall equal Fair Market Value, or, if the Optionee resigns without Good Reason prior to August 11, 2001 or is terminated for Cause at any time, the lower of Fair Market Value or the Exercise Price. If the Company elects to purchase the Option Shares, it shall notify the Optionee at or before the end of the Repurchase Period of such election and the purchase price shall be paid in cash at a time set by the Company (the "Repurchase Date") within thirty (30) days after the end of the Repurchase Period, provided that the Optionee has presented to the Company a stock certificate evidencing the Option

Shares duly endorsed for transfer (the "Endorsed Certificate"). If the Optionee fails to deliver the Endorsed Certificate, the Option Shares represented thereby shall be deemed to have been purchased upon (i) the payment by the Company of the purchase price to the Optionee or his or her permitted transferee or (ii) notice to the Optionee or such permitted transferee that the Company is holding the purchase price for the account of the Optionee or such permitted transferee, and upon such payment or notice the Optionee and such permitted transferee will have no further rights in or to such Option Shares. If the Company does not purchase the Option Shares, the restrictions on transfer thereof contained in Sections 5 and 8 of this Agreement shall terminate and be of no further force and effect.

          (b) If the Optionee's employment by the Company is terminated prior to an Initial Public Offering or an Approved Sale (i) by the Company without Cause or by the Optionee for any reason; (ii) due to the Optionee's Retirement, death or Disability; or (iii) by the Company with Cause after August 11, 2001, the Optionee or his or her representative, during the 120 days following the Termination Date, shall have a one-time right to require HBRS Limited, a Cayman Islands corporation ("HBRS") to purchase all, but not less than all, of the Option Shares, unless, by the thirtieth (30) day after HBRS and the Company have received notice of the Optionee's election to exercise his put right to HBRS, the Company has notified the Optionee and HBRS of its election, exercisable at the discretion of the Company, to purchase the Option Shares on the same terms as such Option Shares were offered to HBRS, in which case such Option Shares will be acquired by the Company. The purchase price shall be at Fair Market Value, unless the employment of the Optionee is terminated by the Company without Cause prior to August 11, 2000, or for any other reason other than Retirement, death, or Disability prior to August 11, 2001, in which case the purchase price will be the lower of Fair Market Value or the Exercise Price. The purchase price shall be paid in cash on the thirtieth (30th) day after HBRS and the Company have received notice of the Optionee's election to exercise his put right (the "Put Date"), provided that HBRS or the Company, as the case may be, need not pay the purchase price until such later time that the Optionee presents to the Company the Endorsed Certificate.

          (c) In the event that, following the Termination Date, the Optionee exercises an Option in accordance with Section 4(b) hereof, by notice to the Optionee delivered during the Repurchase Period, the Company may elect to purchase any Option Shares so acquired, and the Optionee may elect to put said shares to HBRS (subject to the right of the Company to purchase the Option Shares pursuant to Section 9(b)) by notice to such effect during the 120 day period following the Termination Date. If notice with respect to the purchase or put of such Option Shares was delivered as provided in the first sentence of this paragraph, the Option Shares acquired upon such exercise shall be acquired by the Company on the thirty-first (31st) day following the date on which the Optionee received the notice of the determination of the EBITDAR for the Fiscal Year during which the Termination Date occurred at Fair Market Value calculated as of the relevant Termination Date.

          (d) The Fair Market Value of Option Shares to be purchased by the Company or HBRS, as the case may be, hereunder shall be determined in good faith by the Company's Board of Directors. The Board of Directors shall make its determination of Fair Market Value annually (the "Annual Valuation") promptly after the completion of the Company's audited financial statements for the year then completed and such determination shall remain in effect until the Board of Directors makes the next Annual Valuation. Notwithstanding the foregoing, if the Board of Directors or an investment banker or appraiser appointed by the Company makes a determination of Fair Market Value subsequent to an Annual Valuation, such subsequent determination shall supersede the Annual Valuation then in effect and shall establish the Fair Market Value until the next Annual Valuation. The Fair Market Value shall be based on an assumed sale of 100% of the outstanding capital stock of the Company (without reduction for minority interest or lack of liquidity of the Option Shares or similar discount) and determined in a manner consistent with the manner in which the purchase price to be paid by the Investors pursuant to the Recapitalization Agreement was determined. If such determination of the Fair Market Value is challenged by the Optionee, a mutually acceptable investment banker or appraiser shall establish the Fair Market Value as of the date of valuation referenced in the Annual Valuation or a subsequent determination. The investment banker's or appraiser's determination shall be conclusive and binding on the Company and the Optionee. Upon request by the Optionee the Company shall make available to the Optionee a description of the methodology employed by the investment banker or appraiser in making the determination of Fair Market Value, which description shall include, to the extent relevant, a listing of companies used in comparing market and transaction valuations, the range of multiples applied, and the terminal valuation, discount factor and multiples used in any discounted cash flow analysis. The Company shall bear all costs incurred in connection with the services of such investment banker or appraiser unless (i) the Fair Market Value established by such investment banker or appraiser is less than or equal to 120% but more than 110% of the determination challenged by the Optionee, in which case the Optionee shall promptly pay or reimburse the Company fifty percent (50%) for such costs, or (ii) the Fair Market Value established by such investment banker or appraiser is equal to or less than 110% of the determination challenged by the Optionee, in which case the Optionee shall promptly pay or reimburse the Company for one hundred percent (100%) of such costs. If the Optionee and the Company cannot agree upon an investment banker or appraiser, they shall each choose an investment banker or appraiser and the two shall choose a third investment banker or appraiser who shall establish the Fair Market Value.

          (e) The Optionee shall not be considered to have ceased to be employed by the Company for purposes of this Agreement if he or she continues to be employed by the Company or a Subsidiary, or by a company of which the Company is a Subsidiary.

     10.  Compliance with Legal Requirements.
          ----------------------------------

          (a) No Option Shares shall be issued or transferred pursuant to this Agreement unless and until all legal requirements applicable to such issuance or transfer have, in the opinion of counsel to the Company, been satisfied. Such requirements may include, but are not limited to, registering or qualifying such Shares under any state or federal law, satisfying any applicable law relating to the transfer of unregistered securities or demonstrating the availability of an exemption from applicable laws, placing a legend on the Shares to the effect that they were issued in reliance upon an exemption from registration under the Securities Act of 1933, as amended (the "Act"), and may not be transferred other than in reliance upon Rule 144 or Rule 701 promulgated under the Act, if available, or upon another exemption from the Act, or obtaining the consent or approval of any governmental regulatory body.

          (b) The Optionee understands that the Company intends for the offering and sale of Option Shares to be effected in reliance upon Rule 701 or another available exemption from registration under the Act and intends to file a Form 701 as appropriate, and that the Company is under no obligation to register for resale the Option Shares issued upon exercise of the Option, subject to the Certificate of Incorporation. In connection with any such issuance or transfer, the person acquiring the Option Shares shall, if requested by the Company, provide information and assurances satisfactory to counsel to the Company with respect to such matters as the Company reasonably may deem desirable to assure compliance with all applicable legal requirements.

     11.  Equity Dilution Protection.  In the event that, at any time after the
          --------------------------
date hereof, the Company issues any equity securities at a price that is less than the fair market value of such securities as determined by the Board in its reasonable discretion (an "Antidilution Event"), not more than thirty (30) days following such issuance the Executive shall be provided the opportunity to acquire the equity interests in the Company described in Exhibit B. For purposes of this Section 11, any common equity issued at a price per share of not less than $25 prior to August 12, 1999 shall be deemed to have been issued at fair market value.

     12.  Subject to Certificate of Incorporation.  The Optionee acknowledges
          ---------------------------------------
that the Option Shares are subject to the terms of the Certificate of Incorporation.

     13.  No Interest in Shares Subject to Option.  Neither the Optionee
          ---------------------------------------
(individually or as a member of a group) nor any beneficiary or other person claiming under or through the Optionee shall have any right, title, interest, or privilege in or to any shares of stock allocated or reserved for the purpose of the Plan or subject to this Agreement except as to such Option Shares, if any, as shall have been issued to such person upon exercise of an Option or any part thereof.

     14.  Plan Controls.  The Option hereby granted is subject to, and the
          -------------
Company and the Optionee agree to be bound by, all of the terms and conditions of the Plan as the same may be amended from time to time in accordance with the terms thereof, but no such amendment shall be effective as to the Option without the Optionee's consent insofar as it may adversely affect the Optionee's rights under this Agreement.

     15.  Not an Employment Contract.  Nothing in the Plan, in this Agreement or
          --------------------------
any other instrument executed pursuant thereto shall confer upon the Optionee any right to continue in the employ of the Company or any Subsidiary or shall affect the right of the Company or any Subsidiary to terminate the employment of the Optionee with or without Cause.

     16.  Governing Law.  All terms of and rights under this Agreement shall be
          -------------
governed by and construed in accordance with the internal laws of the Commonwealth of Pennsylvania, without giving effect to principles of conflicts of law.

     17.  Taxes.  The Committee may, in its discretion, make such provisions and
          -----
take such steps as it may deem necessary or appropriate for the withholding of all federal, state, local and other taxes required by law to be withheld with respect to the issuance or exercise of the Option including, but not limited to, deducting the amount of any such withholding taxes from any other amount then or thereafter payable to the Optionee, requiring the Optionee to pay to the Company the amount required to be withheld or to execute such documents as the Committee deems necessary or desirable to enable it to satisfy its withholding obligations, or any other means provided in the Plan; provided further that the Optionee may satisfy all aforesaid withholding tax obligations by directing the Company to withhold that number of Option Shares with an aggregate Fair Market Value equal to the amount of all federal, state, local and other taxes required to be withheld, or delivering to the Company such number of previously held shares.

     18.  Notices.  All notices, requests, demands and other communications
          -------
pursuant to this Agreement shall be in writing and shall be deemed to have been duly given if personally delivered, telexed or telecopied to, or, if mailed, when received by, the other party at the following addresses (or at such other address as shall be given in writing by either party to the other):

     If to the Company to:

          Harborside Healthcare
          470 Atlantic Avenue
          Boston, Massachusetts  02210
          Attention:  Chief Financial Officer

     If to HBRS to:

          HBRS Limited
          P.O. Box 1111, West Wind Building
          Grand Cayman, Cayman Islands B.W.I.

          With a copy to:

          Investcorp Management Services Limited
          c/o Investcorp Bank E.C.
          P.O. Box 5430
          Manama, Bahrain
          Attention:  H. Richard Lukens, III

     If to the Optionee to the address set forth below the Optionee's signature below.

     19.  Amendments and Waivers.  This Agreement may be amended, and any
          ----------------------
provision hereof may be waived, only by a writing signed by the party to be charged.

     20.  Entire Agreement.  This Agreement, together with the Plan, sets forth
          ----------------
the entire agreement and understanding between the parties as to the subject matter hereof and supersedes all prior oral and written and all contemporaneous oral discussions, agreements and understandings of any kind or nature.

     21.  Separability.  In the event that any provision of this Agreement is
          ------------
declared to be illegal, invalid or otherwise unenforceable by a court of competent jurisdiction, such provision shall be reformed, if possible, to the extent necessary to render it legal, valid and enforceable, or otherwise deleted, and the remainder of this Agreement shall not be affected except to the extent necessary to reform or delete such illegal, invalid or unenforceable provision.

     22.  Headings.  The headings preceding the text of the sections hereof are
          --------
inserted solely for convenience of reference, and shall not constitute a part of this Agreement, nor shall they affect its meaning, construction or effect.

     23.  Counterparts.  This Agreement may be executed in two counterparts,
          ------------
each of which shall be deemed an original, but which together shall constitute one and the same instrument.

     24.  Further Assurances.  Each party shall cooperate and take such action
          ------------------
as may be reasonably requested by another party in order to carry out the provisions and purposes of this Agreement.

     25.  Remedies.  In the event of a breach by any party to this Agreement of
          --------
its obligations under this Agreement, any party injured by such breach, in addition to being entitled to exercise all rights granted by law, including recovery of damages, shall be entitled to specific performance of its rights under this Agreement. The parties agree that the provisions of this Agreement shall be specifically enforceable, it being agreed by the parties that the remedy at law, including monetary damages, for breach of any such provision will be inadequate compensation for any loss and that any defense in any action for specific performance that a remedy at law would be adequate is hereby waived.

     26.  Binding Effect.  This Agreement shall inure to the benefit of and be
          --------------
binding upon the parties hereto and their respective permitted successors and assigns.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the Effective Date.

                            HARBORSIDE HEALTHCARE CORPORATION

                            By:  /s/ S. L. Guillard
                               -------------------------------
                            Name:
                            Title:

                            OPTIONEE

                                      /s/ Steven V. Raso
                            ----------------------------------
                                       STEVEN V. RASO
                            Address:__________________________

                                   223 CARNATION CIRCLE
                            ----------------------------------

                                   READING, MA 01867
                            ----------------------------------

                            Number of Option Shares:  50,771


Accepted and agreed to for purposes
of Section 9(b) only:

HBRS LIMITED

By: /s/ Sydney J. Coleman
    ___________________________
Name:   The Director Ltd.
Title:  Director

                                                                       EXHIBIT A
                                                                       ---------


                       EARNINGS BEFORE INTEREST, TAXES,
                      DEPRECIATION, AMORTIZATION AND RENT
                           (IN MILLIONS OF DOLLARS)

                           (A)       (B)        (C)
          Year ending     Annual             Cumulative
          December 31,   Portion*   Target     Target
          ------------   --------   ------   ----------
              1998          7.5%     $ 51       $ 51
              1999         20.0%     $ 80       $131
              2000         20.0%     $114       $245
              2001         20.0%     $151       $396
              2002         20.0%     $192       $588
              2003         12.5%     $238       $826

*PERCENTAGE OF TOTAL GRANT THAT IS ELIGIBLE FOR VESTING

     Earnings Before Interest, Taxes, Depreciation, Amortization and Rent ("EBITDAR") for a particular period is defined as consolidated net income (loss) of the Company and its subsidiaries as shown on the consolidated statement of income (loss) for such period prepared in accordance with U.S. GAAP consistently applied plus (minus) the following amounts, to the extent such amounts are
        ----
otherwise taken into account in determining such consolidated net income (loss) (prior to adjustment):

     1. Any provision (benefit) for taxes, including franchise taxes, deducted (added) in calculating such consolidated net income (loss);

     2. Any interest expense (net of interest income (other than interest income reflected in the Management EBITDAR Projections dated March, 1998)), deducted in calculating such consolidated net income (loss);

     3. Amortization expenses deducted in calculating such consolidated net income (loss);

     4. Depreciation expense deducted in calculating such consolidated net income (loss);

     5.  Rent expense deducted in calculating such consolidated net income
(loss);

     6. Management fees paid to Investcorp to the extent recorded as an expense in calculating such consolidated net income (loss);

     7. Any unusual losses (gains) deducted (added) in calculating such consolidated net income (loss). This adjustment is intended to exclude, in the calculation of EBITDAR, the effects, if any, of any transactions outside of the Company's ordinary course of business as and to the extent determined to be appropriate in good faith by the Board;

     8. Any expense (income) deducted (added) in calculating such consolidated net income (loss) attributable to transactions involving equity securities of the Company or its subsidiaries.

     The Board reserves the right to make other adjustments to EBITDAR or the EBITDAR targets as the Board determines in good faith are appropriate to take into account the effect of material transactions or events during the period including without limitation acquisitions, divestitures, equity issuances and significant changes to capital expenditure plans.

     In determining whether and to what extent EBITDAR targets have been met for a period, the aggregate amount of compensation payable to employees as a result of meeting such targets will be deducted from EBITDAR to the extent not otherwise included in the calculation of consolidated net income (loss) for such period.

                                                                       EXHIBIT B
                                                                       ---------


                          EQUITY DILUTION PROTECTION

     If the Executive is permitted to acquire additional equity in the Company pursuant to Section 11 of the Agreement, the Company shall loan (the "Loan") the Executive, on a full recourse basis, the amount necessary to enable the Executive to acquire the amount of stock of the Company determined pursuant to paragraph (A) below, at a price per share (the "Acquisition Price") equal to the most recent price at which the Company had issued its capital stock. The Loan shall bear interest at a floating rate equal to the rate the Company is required to pay with respect to its Senior Credit Facility, all such interest to accrue until the Maturity Date. The Maturity Date of the Loan will be the earliest of
(i) the Termination of the Executive's employment with the Company, (ii) any time after 180 days following an Initial Public Offering of the Company if, and to the extent, the Executive is permitted under applicable securities laws and/or other contractual arrangements to which the Company is a party to sell any of the Executive's stock in the Company; provided, that in all events the
                                             --------
Loan is repaid not later than sixty (60) days after the date on which all shares of stock acquired by the Executive with the proceeds of the Loan may be sold as described in this sentence, (iii) an Approved Sale of the Company, or (iv) the sale by the Executive of any of the Executive's stock in the Company, to the extent of the lesser of the net after tax proceeds of such sale or the amount remaining outstanding on the Loan. In addition, the Executive shall be granted an option to acquire additional shares of common stock of the Company, at an exercise price equal to the Acquisition Price, determined in accordance with Paragraph (B) below. For purposes of this Agreement, "common stock" shall include the Company's Class A Stock, Class B Stock, Class C Stock, Class D Stock and Common Stock


Executive Percentage = (the number of shares of common stock of the Company
--------------------
owned by the Executive) plus (the number of shares of common stock of the Company with respect to which the Executive has been granted an option to purchase (whether or not exercisable)) divided by (the aggregate number of shares of common stock of the Company issued and outstanding immediately prior to the Antidilution Event) plus (the aggregate number of shares of common Stock of the Company with respect to which options to purchase have been granted)


Aggregate Antidilution Protection = the aggregate number of shares of common
---------------------------------
stock issued in the Antidilution Event for less than fair market value multiplied by the Executive Percentage


Proration Amount = (the number of shares of common stock of the Company owned by
----------------
the Executive) plus (the number of shares of common stock of the Company with respect to which the Executive has been granted an option to purchase (whether or not vested)) divided by (the aggregate number of shares of common stock of the Company issued to all employees of the Company and outstanding immediately prior to the Antidilution Event) plus (the aggregate number of shares of common Stock of the Company with respect to which, prior to the Antidilution Event, options to purchase (whether or not exercisable) have been granted to all employees of the Company).


Maximum Purchased Antidilution Protection = Proration Amount multiplied by
-----------------------------------------
$2,000,000.


(A) To the extent that the value of Aggregate Antidilution Protection shares of common stock to be acquired in the Antidilution Event (when combined with shares acquired by the Executive in prior Antidilution Event(s)) does not exceed the Maximum Purchased Antidilution Protection, the Executive shall be provided the opportunity to purchase shares of common stock of the Company having a value up to the amount of the difference between the Maximum Purchased Antidilution Protection and the value (at the time of purchase) of shares acquired in prior Antidilution Event(s).

(B) To the extent that the value of Aggregate Antidilution Protection shares of common stock to be acquired in the Antidilution Event (when combined with shares acquired by the Executive in prior Antidilution Event(s)) exceeds the Maximum Purchased Antidilution Protection, the Executive shall be granted an option to acquire the number of shares of common stock equal to the difference between the number of Aggregate Antidilution Protection Shares and the number of shares determined pursuant to paragraph (A) above.

                                       2